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                                                                    Exhibit 23.3

[Letterhead of Berman Hopkins Wright & LaHam]


21 Yegia Kapayim Street
Daniv Park, Kiryat Arye
Petah Tikva 49130
Israel



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration on Form F-4 of our report dated February 12, 2001, with respect to the consolidated financial statements of Gilat Satellite Networks Ltd. included in Gilat's Annual Report on Form 20-F for the year ended December 31, 2000. We also consent to the reference to us under the headings "Experts" in this Registration Statement.

October 4, 2001
Melbourne, Florida


                                        /s/ Berman Hopkins
                                            Wright & LaHam, CPA's, LLP